Exhibit 10.1

WAIVER AGREEMENT

This WAIVER AGREEMENT (this “Agreement”), effective as of September 29, 2023, is executed by and between Avinger, Inc., a Delaware corporation (the “Company”) and CRG Partners III L.P., CRG Partners III — Parallel Fund “A” L.P., CRG Partners III — Parallel Fund “B” (Cayman) L.P. CRG Partners III (Cayman) Unlev AIV I L.P., and CRG Partners III (Cayman) Lev AIV I L.P. (together the “Purchasers”).

WHEREAS, certain of the Purchasers own Series A Convertible Preferred Stock and/or Series E Convertible Preferred Stock (collectively, the “Preferred Stock”) issued pursuant to the Certificates of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and Series E Convertible Preferred Stock (the “Certificates of Designation”);

WHEREAS, the Purchasers that own Preferred Stock are entitled to receive Preferred Dividends; and

WHEREAS, the Purchasers have agreed to waive any Preferred Dividends they are entitled to receive for the Preferred Dividend Period ending December 31, 2023.

NOW, THEREFORE, in consideration of the foregoing premises and the benefits contained therein, the parties agree as follows:

SECTION 1     Definitions; Interpretation. All capitalized terms used in this Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Certificates of Designation.

SECTION 2     Waiver. Subject to Section 3, each Purchaser hereby waives all of its rights to receive Preferred Dividends they are entitled to receive for the Preferred Dividend Period ending December 31, 2023, and such Preferred Dividends will not be cumulative or accrued for such period.

SECTION 3     Conditions of Effectiveness.

The effectiveness of Section 2 shall be subject to the following conditions precedent:

(a)    Holders of a majority of the shares of Series A Convertible Preferred Stock and Series E Convertible Preferred Stock shall have executed this Agreement pursuant to Section 9 of each Certificate of Designation.

(b)    The Company shall have paid or reimbursed Purchasers for Purchasers’ reasonable out of pocket costs and expenses incurred in connection with this Agreement, including Purchasers’ reasonable out of pocket legal fees and costs, and as requested by Purchasers.

(c)    The representations and warranties in Section 4 shall be true and correct on the date hereof.

SECTION 4     Representations and Warranties.

(a)    The Company hereby represents and warrants to each Purchase as follows:

(i)    The Company has full power, authority and legal right to make and perform this Agreement. This Agreement is within the Company’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Agreement (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect and the filing of a copy of this Agreement with the SEC following its effectiveness, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Company and its Subsidiaries or any order of any Governmental Authority, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon the Company and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

SECTION 5    Governing Law; Submission to Jurisdiction; Waiver Of Jury Trial.

(a)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles.

(b)    Submission to Jurisdiction. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement. This Section 5 is for the benefit of the Purchasers only and, as a result, no Purchaser shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Purchasers may take concurrent proceedings in any number of jurisdictions.

(c)    Waiver of Jury Trial. The Company and each Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby.

SECTION 6     Miscellaneous.

(a)    No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of any term or condition contained in the Certificates of Designation or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Purchasers reserve all rights, privileges and remedies under the Certificates of Designation.

(b)    Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)    Headings. Headings and captions used in this Agreement are included for convenience of reference only and shall not be given any substantive effect.

(d)    Integration. This Agreement incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e)    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

(f)    Controlling Provisions. Except as expressly modified by this Agreement, the Certificates of Designation shall not be modified and shall remain in full force and effect.

(signature pages follow)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY: AVINGER, INC., a Delaware corporation

By	/s/ Jeffrey M. Soinski
Name: Jeffrey M. Soinski Title: Chief Executive Officer

(Signature Page to Waiver Agreement)

PURCHASERS:

CRG PARTNERS III L.P. By CRG PARTNERS III GP L.P., its General Partner By CRG PARTNERS III GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

CRG PARTNERS III – PARALLEL FUND “A” L.P. By CRG PARTNERS III – PARALLEL FUND “A” GP L.P., its General Partner By CRG PARTNERS III GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

CRG PARTNERS III – PARALLEL FUND “B” (CAYMAN) L.P. By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner By CRG PARTNERS III GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

Witness:	/s/ Erica Palestrini
Name:	Erica Palestrini

(Signature Page to Waiver Agreement)

CRG PARTNERS III (CAYMAN) LEV AIV I L.P. By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

Witness:	/s/ Erica Palestrini
Name:	Erica Palestrini

CRG PARTNERS III (CAYMAN) UNLEV AIV I L.P. By CRG PARTNERS III (CAYMAN) GP L.P., its General Partner By CRG PARTNERS III (CAYMAN) GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

Witness:	/s/ Erica Palestrini
Name:	Erica Palestrini

(Signature Page to Waiver Agreement)